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EXHIBIT 5.1

                      [Yocca Patch & Yocca, LLP Letterhead]


April 18, 2003

HiEnergy Technologies, Inc.
1601 Alton Parkway, Unit B
Irvine, California  92606

   RE: Registration Statement on Form SB-2: Registration No. 333-101055;
       HiEnergy Technologies, Inc. Common Stock, par value $0.001 per share

Ladies and Gentlemen:

  At your request, we have examined the Registration Statement on Form SB-2/A, Registration No. 333-101055 (the "Registration Statement") being filed by HiEnergy Technologies, Inc., a Delaware corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register up to 14,224,420 shares of the Company's common stock, par value of $0.001 per share. Of such shares, 5,000,000 are authorized and previously unissued shares that would be issued and sold for the Company's own account, 4,171,884 shares of common stock outstanding to be offered by selling security holders, 3,372,335 more shares that may be offered by them under this prospectus upon issuance to selling security holders pursuant to exercise or conversion of other outstanding securities, 1,389,796 shares of authorized and unissued common stock that the Company may be required to register pursuant to the registration rights agreement with our Series A Preferred stockholders, 154,105 shares of authorized and previously unissued common stock that the Company may issue in payment of penalties under the registration rights agreements with your stockholders, and 136,300 shares of authorized and previously unissued common stock that the Company may issue as a dividend to its Series A Preferred
stockholders.   Unless specifically defined herein or the context requires otherwise, capitalized terms used herein shall have the meanings ascribed to them in the Registration Statement.

In rendering the opinion set forth below, we have examined (a) the Registration Statement and the exhibits thereto; (b) the Company's Certificate of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and the genuineness of all signatures. We have also assumed the legal capacity of all natural persons and that, with respect to all parties to agreements or instruments relevant hereto other than the Company, such parties had the requisite power and authority to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action and have been executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

  Based upon the foregoing and the compliance with applicable state securities laws and the additional proceedings to be taken by the Company as referred to above, we are of the opinion that:

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     1. The common stock that may be sold by the Company has been duly authorized, and when issued upon payment therefor, will be validly issued, fully paid and nonassessable.

     2. The outstanding common stock to be sold by the selling security holders has been duly authorized and is validly issued, fully paid and nonassessable.

     3. The authorized and previously unissued common stock that may be sold by selling security holders has been duly authorized, and when issued upon payment therefor, if any is required, will be validly issued, fully paid and nonassesable.

  Our opinions herein are limited to the effect on the subject transaction of United States federal law and the General Corporation Law of the State of Delaware, including relevant provisions of the Delaware Constitution and Delaware judicial decisions. We assume no responsibility regarding the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

  We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.


                          Very truly yours,

                          /s/ YOCCA PATCH & YOCCA, LLP


                           YOCCA PATCH & YOCCA, LLP



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